Exhibit 99.3

FOR Immediate Release

NUANCE APPOINTS TWO NEW INDEPENDENT DIRECTORS TO BOARD

BURLINGTON, MA – OCTOBER 8, 2013 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced the appointments of Brett Icahn and David Schechter to the Company’s Board of Directors, effective immediately. Icahn and Schechter are Co-Managers of the Sargon Portfolio, a designated portfolio of assets within the various private investment funds comprising the Investment segment of Icahn Enterprises L.P. (NASDAQ: IEP). With these additions, Nuance’s Board now comprises 11 directors.

“We are pleased to welcome Brett and David to our Board of Directors and look forward to their contributions,” said Paul Ricci, Nuance Chairman and CEO. “Over the past few quarters, we have made significant progress in our efforts to deliver enhanced stockholder value, and we remain enthusiastic about Nuance’s long-term prospects.”

Brett Icahn and David Schechter together stated, “Nuance is reinventing the relationship between people and technology, and as its largest shareholder we see numerous, promising growth opportunities for the Company. We are confident that Nuance has the right strategy in place, and we will work with the Board and management team to continue enhancing stockholder value.”

Carl C. Icahn, Chairman of Icahn Enterprises L.P., stated, “We are happy to have reached this agreement with Nuance. Brett and David have served successfully on many boards. I strongly believe in the potential of Nuance.”

In connection with today’s announcement, the Icahn Group and its affiliates, which collectively own approximately 16.7% of Nuance’s outstanding stock, have agreed to support the Company’s slate of director nominees, which will include Icahn and Schechter, at Nuance’s 2014 Annual Meeting of Stockholders. The Icahn Group has also agreed to other customary standstill provisions.

The Nomination and Standstill Agreement between the Company and the Icahn Group is an exhibit to the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Brett Icahn

Mr. Icahn has been employed by Carl Icahn and his affiliated investment funds since 2002 and is currently responsible for co-executing an investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital. Mr. Icahn currently serves as director of The Hain Celestial Group, Inc., Take-Two Interactive Software Inc., Cadus

Corporation, Voltari Corporation and American Railcar Industries, Inc. Mr. Icahn received a B.A. from Princeton University.

David Schechter

Mr. Schechter has been employed by Carl Icahn and his affiliated investment funds since 2004 and is currently responsible for co-executing an investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital. Mr. Schechter currently serves as a director of Mentor Graphics Corporation and The Hain Celestial Group Inc. Mr. Schechter received a B.S. in Economics from the Wharton School at the University of Pennsylvania.

About Nuance Communications, Inc.

Nuance is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications and professional services. For more information, please visit: nuance.com.

Nuance and the Nuance logo are trademarks or registered trademarks of Nuance Communications, Inc. or its subsidiaries in the United States of America and/or other countries. All other company names or product names may be the trademarks of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this press release regarding Nuance’s long-term prospects and growth opportunities, Nuance’s efforts to deliver enhanced stockholder value and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2012 and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2013 filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

For Investors

Nuance Communications, Inc.

Kevin Faulkner, 408-992-6100

kevin.faulkner@nuance.com

or

For Press and Investors

Nuance Communications, Inc.

Richard Mack, 781-565-5000

richard.mack@nuance.com

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